UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 11, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2010, the Board of Directors of The Cheesecake Factory Incorporated (“Company”) appointed Michael E. Jannini, age 57, as President of the Company and the Compensation Committee of the Board of Directors (“Compensation Committee”) approved and authorized the Company to enter into an employment agreement (“Agreement”) with Mr. Jannini for an initial term of two years commencing on February 16, 2010.  The Agreement will be extended automatically for one additional year on each anniversary date unless either of the parties gives notice not to extend.

Under the Agreement, we will pay Mr. Jannini a base salary of $550,000.  Subject to approval by the Compensation Committee, Mr. Jannini will receive an initial equity grant of 100,000 non-qualified stock options at an exercise price equal to the fair market value of the Company’s stock on the date of grant, which vest 20% each year over a five-year period on the anniversary dates of the grant date.  In addition, subject to the approval of the Compensation Committee, we will grant Mr. Jannini 50,000 restricted shares of the Company’s stock with restrictions lapsing at the rate of 60% on the third anniversary date of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date.  We will also reimburse Mr. Jannini for reasonable relocation expenses to assist in his relocation to the greater Los Angeles Metropolitan area, in addition to a one-time payment of $65,000.  The Agreement provides that Mr. Jannini will be eligible to participate equitably with our other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, or other retirement or employee benefits.  In addition, the Agreement provides for certain benefits upon termination of Mr. Jannini’s employment under certain circumstances, including in connection with a change of control of the Company, as defined in the Agreement.

The foregoing does not constitute a complete summary of the terms of the Agreement and reference is made to the complete form of the Agreement that is attached as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

Mr. Jannini has no related party transaction to disclose pursuant to Item 404 of Regulation S-K.

In a press release dated February 17, 2010, the Company announced that Mr. Jannini had been named President of the Company.  The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

10.1	Employment Agreement between the Company and Michael E. Jannini dated February 11, 2010
99.1	Press release dated February 17, 2010 entitled “The Cheesecake Factory Names Michael E. Jannini as President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Debby R. Zurzolo
Debby R. Zurzolo
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between the Company and Michael E. Jannini dated February 11, 2010
99.1	Press release dated February 17, 2010 entitled “The Cheesecake Factory Names Michael E. Jannini as President”